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                                                                      EXHIBIT 21


Advanced Communication Technologies, Inc.
Austin Trencher, Inc.
Coast to Coast, L.L.C.
Computapole, Inc.
Conti Communications, Inc.
Crown Fiber Communications, Inc.
Danford Technologies, Inc.
Dillard Smith Construction Company
Driftwood Electrical Contractors, Inc.
Edwards Pipeline Company, LLC
Environmental Professional Associates, Limited
Fiber Technology, Inc.
Five Points Construction Company
GEM Engineering Co., Inc.
Golden State Utility Co.
H.L. Chapman Pipeline Construction, Inc.
Haines Construction Company
Harker & Harker, Inc.
Hudson & Poncetta
Interstate Equipment Corporation
Kingston Constructors, Inc.
Manuel Bros., Inc.
Network Communications Services, Inc.
NorAm Telecommunications, Inc.
North Pacific Construction Company
North Sky Communications
Northern Line Layers, Inc.
Pac West Construction, Inc.
PAR Electrical Contractors, Inc.
PDG Electric Company
Potelco, Inc.
QSI, Inc.
Quanta Delaware, Inc.
Quanta Services Management Partnership, L.P.
Quanta Services of Canada, Ltd.
Quanta Utility Installation Co., Inc.
Quanta XL Acquisition, Inc.
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Quanta XLI Acquisition, Inc.
Quanta XVII Acquisition, Inc.
Quanta XXVI Acquisition, Inc.
Quanta XXVIII Acquisition, Inc.
Quanta XXX Acquisition, Inc.
Quanta XXXIX Acquisition, Inc.
Quanta XXXVI Acquisition, Inc.
Quanta XXXVII Acquisition, Inc.
Ranger Directional, Inc.
Seaward Corporation
Spalj Construction Company
Span-Con of Deerwood, Inc.
Specialty Drilling, Inc.
Sullivan Welding, Inc.
Sumter Builders, Inc.
T.H. Cable Construction, Inc.
Telecom Network Specialists, Inc.
The Ryan Company, Inc.
Tom Allen Construction Company
TRANS TECH Electric, Inc.
TTM, Inc.
Underground Construction Co., Inc.
Union Power Construction Company
Utilco, Inc.
VCI Telecom, Inc.
W.H.O.M. Corporation
R. A. Waffensmith & Co., Inc.
Wade D. Taylor
West Coast Communications, Inc.
Wilson Roadbores, Inc.
World CATV Communications Division